ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 10th day of September, 1997 (the "Effective Date"), by and among MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with a principal place of business in Bennington, Vermont ("MSI"), MSP RETAIL, INC., a Colorado corporation and a wholly-owned subsidiary of MSI with a principal place of business in Aurora, Colorado ("MSPR"), TODAYS SECURITY, INC., a Colorado corporation with a principal place of business in Arvada, Colorado ("TSI"), and FRANK E. BROWN and EUNICE BROWN, natural persons of Arvada, Colorado (collectively "Brown") (all sometimes referred to individually as a "Party" and all collectively referred to as the "Parties").

                              PRELIMINARY STATEMENT

      WHEREAS, MSI is engaged in the manufacture, distribution, marketing and sales of personal security devices and services;

      WHEREAS, Brown owns or controls all the outstanding stock of TSI which owns two personal security stores (the "Stores") located at the Westminster Mall Shopping Center in Westminster, Colorado under a lease agreement with the Westminster Mall Company and at the Southwest Plaza Mall in Littleton, Colorado, under a lease agreement with Jordan Perlmutter & Co. (collectively "Real Property") (collectively "Leases");

      WHEREAS, MSPR desires to acquire all of the assets of TSI (excluding cash and receivables) and TSI desires to sell such assets to MSPR in order to enable MSPR to operate the Stores, as defined below, all in accordance with this Agreement;

      WHEREAS, all of such assets will be transferred or assigned to MSPR in consideration for cash and for shares of MSI common stock ("MSI Shares");

      WHEREAS, it is desired that the cash payment, the transfer of the MSI Shares and MSPR's attendant acquisition of the assets of TSI be contingent upon the Stores' performance over a one-year period commencing September 10, 1997, and certain other conditions as set forth herein; and

      WHEREAS, MSPR and Frank E. Brown desire to enter into an employment agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in consideration of the representations, warranties and covenants stated below, the parties, intending to be legally bound, agree as follows:

      1. Purchased Assets. TSI agrees to sell and, at the Effective Date, will transfer and deliver to MSPR all of the assets (excluding cash and receivables) owned by TSI (hereinafter the "Purchased Assets"), including but not limited to the following:

            a. All right, title and interest of TSI in and to the improvements located on the Real Property, including but not limited to, the Stores located thereon, subject to all rights of the lessors to such assets in accordance with the Leases;

            b. All furniture, fixtures, appliances, equipment, computerized cash registers, and supplies owned by TSI and on hand at the Stores as of the Effective Date, all as set forth on the Schedule of Equipment that is attached hereto as Exhibit A and made a part hereof by reference (collectively, the "Equipment");

            c. All inventory located in the Stores on the Effective Date, all as set forth on the Schedule of Inventory that is attached hereto as Exhibit B and made a part hereof by reference (collectively, the "Inventory");

            d. All right, title and interest of TSI in or under the Leases, a list of which are attached hereto as Exhibit C and made a part hereof by reference; and

            e. All right, title and interest of TSI in or under all contracts, agreements, instruments, certificates, permits and licenses which relate to the Equipment, Inventory or Stores, all as set forth on the Schedule of Contracts that is attached hereto as Exhibit D and made a part hereof by reference (collectively, the "Contracts").

TSI agrees to pay and be responsible for all sales or use taxes connected with the sale of the Purchased Assets.

      2. Prorations. The following prorations shall be made as of the Effective Date and shall be paid in cash to MSPR or TSI, whichever is entitled thereto, unless the amount of any such proration cannot be established, in which event such proration shall be paid within thirty (30) days after the amount thereof is established.

            a. Real property taxes, if required to be paid by TSI under the Leases, and personal property taxes related to the Purchased Assets shall be prorated to the Effective Date based on the most recent official information as of the Effective Date that is obtainable in the office of the particular taxing authority. If actual tax figures for 1997 are not available on the Effective Date, an estimated, tentative proration of taxes shall be made using tax figures from 1996; however, when actual taxes for 1997 are available, a correct proration of taxes shall be made. If such taxes for 1997 increase over those for 1996, TSI shall pay to MSPR a pro rata portion of such increase, computed to the Effective Date, any such payment to be made within thirty (30) business days after notification by either MSPR or TSI that such adjustment is necessary.

            b. TSI will cause all utility bills to be closed and billed by the respective utility companies as of the Effective Date in order that utility charges may be separately billed and paid by TSI for the period prior to the Effective Date and separately billed and paid by MSPR for the period after the Effective Date.

            c. Any and all prepaid expenses shall be prorated to the Effective Date. TSI shall provide MSPR with a list of the categories of such prepaid expenses on the Effective Date.

      3. Inventory Valuation. The value of the inventory and other tangible assets in the Stores shall be determined by physical inspection by representatives of MSPR and TSI on the Effective Date, or on any other date as is mutually agreed to in writing by the Parties. Any increase in the value of the inventory or tangible assets in the Stores over $71,311 shall be paid to TSI on the Effective Date. MSPR shall have the right to verify the value of the inventory and tangible assets on or before September 30, 1997. Any differences in such value shall be paid by TSI to MSPR or by MSPR to TSI, respectively, on September 30, 1997.

      4. No Liabilities Assumed. MSPR does not and shall not assume, agree to pay, pay, or have any responsibility for any debts, obligations, duties, responsibilities or liabilities of any nature of TSI and TSI's business, including, but not limited to, any debts, obligations, duties, responsibilities or liabilities relating to TSI's employees or employee benefit plans, regardless of whether any such debt, obligation, duty, responsibility, or liability arises under any contract, agreement, practice, arrangement, statute, law, ordinance, rule, regulation or otherwise. Notwithstanding the aforementioned to the contrary, MSPR shall be responsible for and shall fulfill all obligations associated with the Leases and Contracts.

      5. Bill of Sale. On or before September 30, 1997, a Bill of Sale for all of the Purchased Assets, properly acknowledged, and executed assignments for the Leases and Contracts, executed and acknowledged, and consents signed by the other parties hereto in such forms as MSPR may reasonably request, and such other instruments of sale, transfer, conveyance and assignment ("Purchase Documents") as MSPR may reasonably request shall be delivered to MSPR.

            6. Consideration and Escrow Agreement.

                  a. On September 11, 1997, MSI shall pay TSI $35,000 plus any amount due pursuant to Paragraph 3 hereof. On or before September 30, 1997, MSI and TSI shall execute an Escrow Agreement in the form that is attached hereto as Exhibit E and made a part hereof by reference and there shall be delivered to the Escrow Agent a stock certificate issued to TSI to which TSI shall have an attached stock power endorsed by TSI in blank for the MSI Shares. The MSI Shares shall consist of 176,666 shares of MSI common stock minus such number of shares of MSI common stock as is determined by subtracting the value of the Inventory on the Effective Date, if it is less that $60,000, from $60,000 and dividing the result thereof by $1.50. The number of shares so determined shall be subtracted from the 176,666 shares, to determine the number of shares of MSI common stock that will comprise the MSI Shares. The Inventory value shall be based on the lower of cost or market. TSI shall have all the privileges and restrictions of ownership, including the right to vote such MSI Shares and to collect any dividends thereon.

                  b. On or before September 30, 1997, a stock certificate
            representing all of the issued and outstanding shares of MSPR common stock ("MSPR Shares") shall be delivered by MSI to the Escrow Agent with stock power endorsed in blank attached to the certificate. MSI shall have all of the privileges and restrictions of ownership, including the right to vote such MSI Shares and to collect any dividends thereon.

                  c. The certificates are to be held in escrow with the Escrow
            Agent until the first to occur of (i) the date MSPR's pre-tax net profit for the period from September 10, 1997, to September 10, 1998, is determined and the Escrow Agent is notified that such pre-tax net profit exceeds $50,000 or MSI exercises the Put described in Paragraph 6(f), (ii) such date, if ever, prior to September 10, 1998, MSPR notifies TSI that neither MSPR nor MSI nor their affiliates will offer franchises or (iii) such date, if ever, prior to September 10, 1998, the employment agreement that is attached hereto as Exhibit F and made a part hereof by reference is terminated pursuant to Paragraph 4(b)(5) thereof and, in the case of Paragraphs 6(c)(ii) and (iii), TSI exercises the Call described in Paragraph 6(e). The determination of MSPR's pre-tax net profit shall be by audit if MSI so elects. In such event, the determination of MSPR's pre-tax net profit shall be performed by MSI's then auditor in accordance with MSI's standard accounting practices. For purposes of this Agreement, the term "pre-tax net profit" shall mean pre-tax income determined in accordance with generally accepted accounting principles ("GAAP"), excluding (i) the salary paid or payable to Brown, if any, (ii) any and all expenses (such as the cost of telephone listing changes, store signage changes, mall fees or charges and equipment purchases by the Stores to consummate merchandising or system modifications) resulting from MSPR's acquisition of the Stores, pursuant to this Agreement and (iii) sales of assets of MSPR other than in the ordinary course of business.

                  d. Provided all the terms and conditions of this Agreement are met and if MSPR's pre-tax net profit as determined pursuant to Paragraph 6(c) is more than $50,000 or if MSI does not exercise the Put described in Paragraph 6(f) or if TSI does not exercise the Call defined below, the Escrow Agent, in accordance with the escrow agreement, shall deliver the MSPR Shares to MSI and deliver the MSI Shares to TSI. In addition, to the extent the market value (determined based on the per share closing sale price of the MSI Shares as quoted on the principal trading market of the MSI common stock on September 10, 1998, or the last preceding trading day for which a closing sale price is reported) per share of the MSI common stock is less than $1.50 per share, the number of MSI Shares to be delivered to TSI shall be increased by a number of shares of MSI common stock that is determined by subtracting the total market value of 176,666 shares of MSI common stock from $265,000 and dividing the result thereof by the market value of a share of MSI common stock on September 10, 1998.

                  e. If MSPR notifies TSI that neither MSPR nor MSI nor their affiliates will offer franchises as described in Paragraph 6(c)(ii) or if the employment agreement is terminated as provided in Paragraph 6(c)(iii), TSI will have the option to acquire all of the MSPR Shares which shall reflect the Purchased Assets purchased by MSI under this Agreement (the "Call"). The Call may be exercised by TSI only within the thirty (30) day period after the giving of notice by MSPR or after the termination of the employment agreement, as applicable, and by TSI giving notice of the exercise of the Call to MSI and the Escrow Agent.

                  f. MSI shall have the option to acquire all of the MSI Shares
            (the "Put"). The Put shall be exercisable if, and only if, the pre-tax net profit of MSPR as determined pursuant to Paragraph 6(c) is $50,000 or less. The Put shall be exercised within thirty (30) days of receipt by MSI of the calculation of pre-tax net profit as is provided herein, by MSI providing written notice of the exercise thereof to TSI and the Escrow Agent.

                  g. Upon exercise of either the Put or Call, funds loaned by
            MSI to MSPR shall be repaid upon the terms and conditions set forth in such loans (which shall bear annual interest at no greater than the prime rate as in effect from time to time plus one percent) and, in addition, MSPR shall pay the amount of any pre-tax profit earned by MSPR during the one-year period to MSI within six months of the exercise of the Put or Call or, if MSPR sustains a pre-tax net loss, MSI shall pay the same to MSPR within such six months. In addition, upon exercise of the Put or Call, MSPR shall pay MSI $35,000 plus any amount paid pursuant to Paragraph 3 hereof, within six months of the exercise of the Put or Call. Such payment may be reduced, at the option of MSPR, by the cost of signage with the "MACE" name thereon added by MSPR between the Effective Date and the Put or Call date. Further, upon exercise of either the Put or Call, MSPR shall immediately discontinue the use of the word "MACE" in its corporate name and shall immediately discontinue the use of any MSI trade names or trademarks except in advertising or promoting MSI products.

                  h. If MSI provides funds to MSPR, other than by loan, during the period of combined operations and if the Put or Call is exercised, all tangible assets of MSPR then in existence (for example, and not by way of limitation, cash, accounts receivable and equipment, except for the recorded value of the Purchased Assets at the Effective Date), shall be conveyed, transferred and paid to MSI within six months of the exercise of said Put or Call. In lieu of receiving all of such tangible assets, MSI, in its sole discretion, may elect to accept the cash value of said tangible assets.

                  i. Notwithstanding any term, condition, representation or
            warranty contained herein to the contrary, the MSI Shares and the MSPR Shares shall be issued, transferred and assigned in accordance with all federal and state laws, regulations, and restrictions.

                  j. If the Put or the Call is exercised, the Escrow Agent, in accordance with the escrow agreement, shall deliver the certificate and stock power for the MSPR Shares to TSI and shall deliver the certificate and stock power for the MSI Shares to MSI.

      7. Option to Franchise. Until September 10, 1999, if MSPR, MSI or their affiliates decide to offer franchises for any stores owned by MSPR and located in Adams, Arapahoe, Boulder, Denver, Douglas or Jefferson Counties, Colorado, Frank E. Brown shall have the option to franchise any or all of such stores. The following additional terms shall apply to Frank E. Brown's exercise of this option:

                  a. MSPR shall, as soon as possible, give Frank E. Brown notice of MSPR's, MSI's or their affiliates' intention to franchise a store and the terms and conditions of such franchise (other than the payment of an initial franchise fee which shall not be required of Frank E. Brown; provided, however, neither MSI, MSPR nor their affiliates shall, in turn, be required to incur any out-of-pocket costs as would customarily be covered by payment of the initial franchise fee) as set forth in MSI's, MSPR's or their affiliates' Uniform Franchise Offering Circular.

                  b. Frank E. Brown's option shall be exercisable by Frank E.
            Brown by Frank E. Brown entering into a franchise agreement no later than 30 days after Frank E. Brown is given such notice.

In the event Frank E. Brown does not enter into the franchise agreement as set forth above, MSI, MSPR or their affiliates will be free to enter into a franchise agreement for the store.

      8. Employment Agreement and Pay Periods. On the Effective Date, MSPR and Frank E. Brown will enter into an employment agreement in the form that is attached hereto as Exhibit F and made a part hereof by reference. Further, MSPR agrees that all MSPR employees will be paid on a bi-weekly basis.

      9. Confidentiality and Non-compete Agreement. On the Effective Date, TSI and Brown will execute a confidentiality and non-compete agreement in the form that is attached hereto as Exhibit G and made a part hereof by reference.

      10. Representations and Warranties by TSI and Brown. TSI and Brown jointly and severally represent and warrant to MSI and MSPR, from the date hereof as follows:

                  a. TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to conduct business as it is presently conducted. TSI has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

                  b. Each of TSI and Brown has full authority and capacity to enter into and to perform this Agreement in accordance with its terms and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon TSI and Brown in accordance with its terms.

                  c. TSI and each of the Stores has filed all federal, state and local income, employment and other tax returns required to be filed by them on or before the dates on which such returns were due to be filed. TSI and each of the Stores has paid all taxes of any nature for which each is responsible, except for taxes which are not yet due and payable as of the date hereof. There are no claims pending or threatened against TSI or any of the Stores for unpaid taxes and there are no outstanding waivers or agreements by TSI or any of the Stores for the extension of time for the assessment of any tax. Neither the Internal Revenue Service nor any state agency has conducted a tax audit or examination of TSI or any of the Stores for any past year and no deficiencies in taxes or any other governmental charges have been claimed, proposed or assessed against TSI or any of the Stores and no facts exist or have existed which would constitute a basis for assessment of liability for any tax or any other governmental charges against TSI or any of the Stores.

                  d. As of the date hereof or such additional time as is
            agreeable to MSI, Brown will cause to have TSI transfer to MSPR all right, title and interest to the Purchased Assets, free and clear of all claims, liens or other encumbrances.

                  e. MSPR will acquire all right, title and interest to the
            Purchased Assets, free and clear of all claims, liens or other encumbrances in forms and upon terms and conditions acceptable to MSI.

                  f. All of the Purchased Assets set forth in paragraphs (a),
            (b) and (c) of Paragraph 1 herein, are in good operating condition and the operation and use of such Purchased Assets in TSI's business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates. None of such Purchased Assets owned by TSI are obsolete and all such Purchased Assets are suitable for the purpose for which they are presently used. All of the Inventory consists of items of a quantity and quality useable or saleable without discount in the ordinary and regular course of business.

                  g. The transactions to be effected pursuant to this Agreement give no customer or supplier of TSI the right to terminate any agreement with TSI and the attitude and actions of suppliers, customers and employees and other persons with regard to the operations of TSI will not be directly or indirectly affected by this Agreement.

                  h. No party with whom TSI has any contractual arrangements or understandings (including without limitation any licenses or franchises) in relation to the Purchased Assets, is in material default (without regard to any requirement of notice or grace period, or both) in the observance or performance of any term, condition or provision of any such contractual arrangements or understandings as at the date of this Agreement nor will they be as of the Effective Date in any manner which will materially adversely affect the proper conduct of the operations and business of TSI.

                  i. MSPR will enter into an employment contract with Frank E.
            Brown and a confidentiality and noncompete agreement with Brown, in the forms that are attached hereto as Exhibits F and G, respectively, and made a part hereof by reference.

                  j. Except as is set forth on the Schedule of Litigation that is attached hereto as Exhibit H and made a part hereof by reference, there is no litigation, proceeding or governmental investigation pending or threatened and there is no order, injunction or decree outstanding against or relating to TSI, any of the Stores or Brown, or the property, assets or businesses of TSI, any of the Stores or Brown which could have an adverse affect on the transactions contemplated by this Agreement or which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement. Neither TSI, any of the Stores nor Brown, knows or has reasonable grounds to know of any basis for any such litigation, proceeding or governmental investigation. Neither TSI, any of the Stores, nor Brown is in violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court relating to the property, assets or business of TSI, any of the Stores or Brown. Neither TSI, any of the Stores, nor Brown knows or has reasonable grounds to know of any factors or the occurrence of any event which might form the basis for any claim against TSI, any of the Stores or Brown.

                  k. All statements contained in any exhibit, schedule,
            certificate or other document delivered by or on behalf of TSI, any and all of the Stores or Brown pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed representations and warranties hereunder by TSI and Brown. No representation or warranty by TSI or Brown in this Agreement or in any schedule, exhibit, certificate or other document, in whatever form, delivered or to be delivered by TSI, any of the Stores or Brown pursuant to this Agreement, or in connection with the transaction contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                  l. Neither Brown nor TSI has employed any financial advisor, broker or finder, and none of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

                  m. TSI has title to all of the Purchased Assets, subject only to the Lessor's rights to the improvements at the end of the Leases. TSI and Brown have no knowledge of any other security interests or liens on the Purchased Assets except security interests represented by financing statements filed by CGF Sign, Inc. on June 24, 1996 and Southwest Properties Venture on April 13, 1994 and refiled on April 15, 1997, which will be released by September 30, 1997. TSI and Brown have no knowledge of any restriction on transfer that would limit TSI's right to transfer the Purchased Assets hereunder.

                  n. TSI and Brown have no knowledge of any latent defects with respect to the Real Property.

                  o. There are no controversies pending between TSI or Brown and any of TSI's or Brown's respective employees who work at the Stores. There are no employment agreements between TSI or Brown and any of TSI's or Brown's respective employees who work at the Stores and no employee of TSI or Brown who is employed at the Stores is represented by any labor union.

                  p. None of the entities or individuals comprising TSI or any real property, previously or currently owned by any of them, has been or is in violation of, or liable for remediation costs or any other damages or penalties under any Environmental Law (as defined below); and to the best knowledge of TSI, there are no actions, suits, demands, notices, claims, investigations or proceedings under any Environmental Law pending or threatened against TSI and Brown or relating to any real property previously or currently owned or occupied by TSI. For purposes of this Agreement, "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, or agreement with any governmental entity related to (i) the protection, preservation or restoration of the environment and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as defined below). The term Environmental Law includes, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USC ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 USC ss.ss. 6901 et seq.; the Clean Air Act, as amended, 42 USC ss.ss. 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 USC ss.ss. 2151 et seq.; the Toxic Substances Control Act, as amended, 15 USC ss.ss. 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 USC ss.ss. 11001, et seq.; the Safe Drinking Water Act, 42 USC ss.ss. 300f, et seq.; all comparable state and local laws and any common law that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of or exposure to any hazardous substance. As used in this Agreement,

            "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any environmental law, whether by type or by quantity, including all material containing any such substance as a component.

                  q. The financial statements of TSI that are attached hereto as
            Exhibit I and made a part hereof by reference fairly reflect the financial condition of TSI as of December 31, 1996, and June 30, 1997, and the results of its operations, changes in stockholders' equity and cash flows for the twelve and six months then ended, respectively.

                  r. TSI has no liabilities or obligations except for (i) those reflected or reserved against (which reserves are adequate) in the financial statements, (ii) those incurred, consistent with past business practices, in the ordinary course of TSI's business since June 30, 1997 and (iii) those which are specifically disclosed in this Agreement. For purposes of this Agreement, the term "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, warranty or responsibility, whether approved, absolute, or contingent, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

                  s. TSI has obtained all permits, licenses, zoning variances, approvals and other authorizations (collectively "Permits") necessary for the operation of its business as presently operated. All such Permits are listed in Exhibit J that is attached hereto and made a part hereof by reference. All such Permits are presently valid and in full force and effect and no renovation, cancellation, or withdrawal thereof has been effective or, to the best knowledge of TSI or Brown threatened. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, will not result in the termination of, or change in, any such Permits.

                  t. TSI does not own a controlling ownership interest in any other corporation and has no subsidiaries, including, without limitation, any subsidiaries which would be deemed to be a part of any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, and is not a partner, owner or joint venturer in any partnership, limited liability company or joint venture.

      11. Securities Representations and Warranties. Brown on behalf of TSI and on behalf of Brown, as the sole shareholder of TSI, hereby acknowledges, represents and warrants to, and agrees with, MSI and MSPR as follows:

                  a. Brown understands that the sale of the MSI Shares is
            intended to be exempt from registration under the Securities Act of 1933, as amended ("Act"), by virtue of ss. 4(2) of the Act and, in accordance therewith and in furtherance thereof, Brown represents and warrants to and agrees with MSI as follows:

                        (1) Brown has received MSI's Annual Report on Form
                  10-KSB for the fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997 ("Reports") and has carefully reviewed them and understands and has relied on the information contained therein relating to MSI and information otherwise provided to Brown in writing by MSI relating to this transaction;

                        (2) Brown understands that all documents, records and
                  books pertaining to this transaction (including, without limitation, the Reports and the exhibits thereto) have been made available for inspection by Brown, Brown's attorney and/or accountant;

                        (3) Brown and/or Brown's advisor(s) have had a
                  reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of MSI concerning the acquisition of the MSI Shares and all such questions have been answered to the full satisfaction of Brown;

                        (4) No oral or written representations have been made or
                  oral or written information furnished to Brown or Brown's advisor(s) in connection with the acquisition of the MSI Shares which were in any way inconsistent with the information relating to MSI in the Reports;

                        (5) Brown is not acquiring the MSI Shares as a result of
                  or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to Brown in connection with investments in securities generally;

                        (6) Brown has adequate means of providing for Brown's
                  current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the MSI Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

                        (7) Brown has or together with Brown's advisor(s) has
                  such knowledge and experience in financial, tax and business matters so as to enable Brown to utilize the information made available to Brown in connection with the acquisition by Brown of the MSI Shares in order to evaluate the merits and risks of an investment in the MSI Shares and to make an informed investment decision with respect thereto;

                        (8) Brown is acquiring the MSI Shares solely for Brown's
                  own account as principal, for investment purposes only and not with a view to the resale or dis tribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such MSI Shares;

                        (9) Brown will not sell or otherwise transfer the MSI
                  Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Brown must bear the economic risk of Brown's acquisition of the MSI Shares for an indefinite period of time because, among other reasons, the MSI Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the MSI Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such regis tration is available;

                        (10) Brown understands that MSI is under no obligation
                  to register the MSI Shares on Brown's behalf or to assist Brown in complying with any exemption from registration under the Act; and

                        (11) Brown understands that sales or transfers of the
                  MSI Shares are further restricted by certain state securities laws.

                  b. Brown recognizes that Brown's acquisition of the MSI Shares involves some risks.

                  c. Brown agrees to indemnify and hold harmless MSI and MSPR and their officers, directors and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by Brown to comply with any covenant or agreement made by Brown in this Agreement or in any other document furnished by Brown to any of the foregoing in connection with Brown's acquisition of the MSI Shares.

      12. Representations and Warranties by MSI. MSI represents and warrants to TSI and Brown as follows:

                  a. MSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct its business as it is presently conducted. MSI has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

                  b. MSI has full authority and capacity to enter into and to perform this Agreement in accordance with its terms and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agree ment, and this Agreement is valid and binding upon MSI in accordance with its terms.

                  c. All statements contained in any exhibit, schedule,
            certificate or other document delivered by or on behalf of MSI pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties hereunder by MSI. No representation or warranty by MSI in this Agreement or any exhibit, schedule, certificate or other document to be delivered by MSI pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                  d. For so long as the MSI Shares are held by the Escrow Agent, unless MSI is authorized in writing by Frank E. Brown, MSI will not permit MSPR to dispose of the assets of the Stores other than in the ordinary course of business.

            13. Conditions to Delivery of the Escrowed Certificates.

                  a. Unless waived in writing by MSI, the delivery of the
            certificate for the MSI Shares held in escrow and all obligations of MSI and MSPR pursuant to this Agreement shall be conditioned upon all representations and warranties of TSI, the Stores and Brown in Paragraphs 10 and 11 as stated above, being true in all material respects as of September 10, 1998, and MSI shall have received a confirmation from Frank E. Brown as President of TSI in form acceptable to MSI and its counsel to that affect.

                  b. Unless waived in writing by TSI, the delivery of the
            certificate for the MSPR Shares held in escrow and all obligations of TSI and Brown pursuant to this Agreement shall be conditioned upon all representations and warranties of MSI set forth herein being true as of September 10, 1998.

      14. Deliveries to be Made By the Parties. Unless waived in writing by MSI or TSI, MSI and TSI and Brown shall deliver documents, certificates and other instructions set forth in this section:

                  a. MSI's Deliveries. MSI shall deliver the following:

                        (1) On or before September 30, 1997, copies of the
                  resolutions of the directors of MSI and MSPR certified by their corporate secretaries or assistant secretaries as having been duly and validly adopted and as being in full force and effect as of the date of this Agreement authorizing the execution and delivery by MSI and MSPR of this Agreement and other agreements and instruments to be executed and delivered by MSI and MSPR as provided herein and the performance by MSI and MSPR of the transactions contemplated hereby.

                        (2) On or before September 30, 1997, MSPR shall deliver
                  to the Escrow Agent a stock certificate for the MSI Shares and MSI shall deliver to the Escrow Agent a stock certificate for the MSPR Shares.

                        (3) If the conditions of Paragraph 13(a) are not
                  satisfied and all deliveries pursuant to Paragraphs 14(a) and
                  (b) are not completed on or before September 30, 1997, on September 30, 1997, the MSPR Shares shall be delivered to TSI upon payment by TSI to MSI of $35,000 plus any cash paid by MSI to TSI pursuant to Paragraph 3 hereof and the MSI Shares shall be returned to MSI and this Agreement shall terminate.

                        (4) On September 11, 1997, a wire transfer to TSI of
                  $35,000 plus any cash paid by MSI to TSI pursuant to Paragraph 3 hereof which total amount shall be returned by TSI to MSI immediately if all conditions of Paragraph 13(a) are not satisfied and all deliveries pursuant to Paragraph 14(b) are not completed on or before September 30, 1997.

                  b. TSI and Brown's Deliveries. TSI and Brown shall deliver to
            MSI and MSPR the following documents.

                        (1) On or before September 30, 1997, Exhibits A through
                  D to be attached hereto.

                        (2) By September 30, 1997, in forms satisfactory to MSI
                  and MSPR, the Purchase Documents.

                        (3) By September 30, 1997, copies of the resolutions of
                  the shareholders and directors of TSI certified by its corporate secretary or assistant secretary as having been duly and validly adopted and as being in full force and effect and authorizing the execution and delivery by TSI of this Agreement and such other agreements and instruments to be executed and delivered by TSI as provided herein and the performance by TSI of the transactions contemplated hereby as authorizing the sale, transfer and delivery of the Purchased Assets.

                        (4) The employment agreement and confidentiality and
                  non-compete agreements identified in Exhibits F and G, respectively.

                        (5) In a form satisfactory to MSI and MSPR,
                  documentation that all laws of the state of Colorado have been complied with in respect to the sale of the Purchased Assets to MSPR.

      15. Indemnification by TSI and Brown. In addition to the indemnification provided for in Paragraph 11(c), each of TSI and Brown shall jointly and severally indemnify, defend and hold MSI and MSPR and their officers, directors, stockholders, agents, employees, representa tives, successors and assigns (collectively the "MSI Indemnified Parties") harmless from any and all damages, losses, costs, obligations, claims, demands, assessments, judgments or liabilities (whether based on contract, tort product liability, strict liability or otherwise), including taxes and all expenses, including without limitation, interest penalties and reasonable attorneys' and accountants' fees and disbursements (collectively "Damages") incurred by any of the MSI Indemnified Parties resulting from or in connection with any or more of the following:

            a. Any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or undertaken by TSI, any of the Stores or Brown in this Agreement or in any other document delivered to MSI pursuant to this Agreement;

            b. Any and all commitments, agreements, debts, liabilities and other obligations of TSI, the Stores (that arose prior to the Effective Date or that arise out of an event that occurred prior to the Effective Date) or Brown, whether accrued, absolute contingent or otherwise, whether known or unknown, and whether or not disclosed in this Agreement, except for those expressly assumed by MSPR hereunder.

            c. Any transaction, event, act or omission which occurred on or prior to the execution of this Agreement which relates to the operation and conduct of the businesses of TSI or either of the Stores;

            d. Termination of any one or more of TSI's employees which occurred on or prior to the Effective Date;

            e. Any one or more benefit or retirement plans maintained by TSI or the Stores and any claims under any such benefit or retirement plans;

            f. Any failure of TSI or Brown to pay all of its or their liabilities or other failure of TSI to take appropriate action which would make the transfers contemplated herein effective as against creditors of TSI or Brown and any claim by any creditor of TSI or Brown challenging the effectiveness of the transfers contemplated herein;

            g. Any and all claims, actions, suits or proceedings brought or commenced by any former employee, contractor, consultant or principal of TSI, any of the Stores or Brown that arise out of an event that occurred prior to the Effective Date; and

            h. Any action, suit, proceeding or claim incident to any of the matters referred to in this paragraph.

      16. Indemnification by MSI. MSI shall indemnify, defend and hold harmless TSI and Brown and TSI's officers, directors and shareholders and TSI's and Brown's agents, employees, representatives, successors and assigns (collectively the TSI Indemnified Parties") harmless from and against any and all damages incurred by any of the TSI Indemnified Parties resulting from or in connection with any misrepresentation, breach of warranty or failure to perform any covenant or agreement made or taken by MSI in this Agreement or in any other agreement delivered to TSI pursuant to this Agreement.

      17. Survival. All of the representations, warranties and covenants of TSI, Brown, MSI and MSPR contained in this Agreement shall survive the Closing.

      18. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      19. Assignment. The Parties may assign this Agreement and any of their rights, interest or obligations hereunder without the prior written approval of the other Parties.

      20. Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      21. Severability. If any provision of this Agreement shall be deemed by any court having jurisdiction thereon to be invalid or unenforceable, the balance of this Agreement shall remain in effect. If any provision of this Agreement shall be deemed by any such court to be unenforceable because such provision shall be too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable. If any provision shall be deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

      22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      23. Entire Agreement. This Agreement contains a complete statement of the undertakings between the Parties with respect to its subject matter, cannot be changed or terminated orally and supersedes all prior agreements and undertakings. There is no representa tion not set forth in this Agreement, including the schedules and exhibits hereto, which has been relied upon by the Parties.

      24. Notice. Any notice, approval, consent or other communications under this Agreement shall be in writing and shall be considered given when (1) delivered personally, or (2) mailed by registered or certified mail, return receipt requested, and (3) transmitted by facsimile to the parties at the addresses and numbers indicated below, or at such other address as a party may specify by notice to the others pursuant hereto. Notice given by a Party's counsel shall be considered notice given by that Party.

      If to MSI or MSPR, to them at:

            Mace Security International, Incorporated
            160 Benmont Avenue
            Bennington, Vermont 05201
            Fax: (802) 442-3823

      With a copy to:

            Smith McCullough, P.C.
            4643 South Ulster Street, Suite 900
            Denver, Colorado 80237
            Fax: (303) 221-6001

      If to TSI or Brown, to it or them at:

            8708 Otis Drive
            Arvada, Colorado 80002

      With a copy to:

            Baum & Gustafson, P.C.
            1321 Bannock Street
            Denver, Colorado 80204
            Fax: (303) 825-1160

      25. Modifications. This Agreement may not be modified except by a writing signed by all of the Parties hereto.

      26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

      27. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the state of Vermont.

      28. No Waiver. Each Party may, by written notice to the other Parties hereto, (a) extend the time for performance of any obligation or other actions of such other Party under this Agreement, (b) waive any inaccuracies in the representations and warranties, conditions or covenants of any such Party contained in this Agreement, or (c) waive or modify a performance of any of the obligations of such other Party under this Agreement. Except as provided in the foregoing sentence, no waiver of performance or breach of or default under any condition or obligation here shall be deemed to be made a waiver of any performance or breach of or default under the same or any condition or obligation of this Agreement.

      29. Expenses. Each of the Parties hereto will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      30. Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

      31. Further Assurances. From time to time after the Closing, TSI and Brown shall, if reasonably requested by MSI or MSPR, make, execute and deliver to MSPR such additional assignments, bills of sale, or other instruments of transfer as may be necessary or proper to transfer to MSPR all of TSI's right, title and interest in and to any of the Purchased Assets. MSI and MSPR shall likewise execute and deliver to TSI and Brown any instruments or documents necessary to carry out the intent and purposes of this Agreement.

      Executed as of the date set forth above.

                        MACE SECURITY INTERNATIONAL, INC.


   /s/ Howard Edelman         By: /s/ Jon E. Goodrich
------------------------         -----------------------------------
Witness                          Jon Goodrich, President

                              MSP RETAIL, INC.


   /s/ Howard Edelman         By: /s/ Jon E. Goodrich
------------------------         -----------------------------------
Witness                          Jon Goodrich, Chairman


                              TODAYS SECURITY, INC.


    /s/ Howard Edelman        By: /s/ Frank E. Brown
------------------------         -----------------------------------
Witness                          Frank E. Brown, President


 /s/ Howard Edelman           By: /s/ Frank E. Brown
------------------------         -----------------------------------
Witness                          Frank E. Brown, Individually


 /s/ Howard Edelman           By: /s/ Eunice Brown
------------------------         -----------------------------------
Witness                           Eunice Brown, Individually

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("AGREEMENT") is made effective the 30th day of September, 1997, by and between MACE SECURITY INTERNATIONAL, a Delaware corpora tion ("MSI"), MSP RETAIL, INC., a Colorado corporation and a wholly-owned subsidiary of MSI ("MSPR"), TODAYS SECURITY, INC., a Colorado corporation ("TSI"), and FRANK E. BROWN and EUNICE BROWN, natural persons and residents of Arvada, Colorado (collectively "Brown") (all collectively referred to as "the Parties").

                              PRELIMINARY STATEMENT

      WHEREAS, the Parties entered into an Asset Purchase Agreement dated September 10, 1997, pursuant to which MSPR will acquire all of the assets of TSI (except cash and receivables) and TSI will receive 176,666 shares of MSI common stock ("MSI Shares") that will be placed in escrow;

      WHEREAS, Mark S. Butterfield, Esq. of Rutland, Vermont, has agreed to serve as the Es crow Agent; and

      WHEREAS, MSI has agreed to deposit with the Escrow Agent the MSI Shares and all of the issued and outstanding shares of common stock of MSPR ("MSPR Shares"), upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in consideration of the representations, warranties and covenants stated below, the Parties, intending to be legally bound, agree as follows:

      1. Escrowed Documents.

            a. Provided the Asset Purchase Agreement dated September 10, 1997, is not terminated pursuant to Paragraph 14(a)(3) thereof, MSI and TSI will deliver to the Escrow Agent:

                  (1) A certificate for the MSI Shares issued to TSI, with stock power endorsed in blank attached; and

                  (2) A certificate for the MSPR Shares issued to MSI, with
            stock power endorsed in blank attached;

      2. Terms of Escrow. The Escrow Agent shall hold all the documents mentioned in Par agraph 1 above until such time as it receives from MSI written notification and directions for delivery. Each such notice shall contain a sworn statement by MSI that the delivery is in accordance with the terms and conditions of the aforementioned Asset Purchase Agreement and that each and every condition precedent to the delivery specified in said notification has been met or has been otherwise agreed to by the Parties.

      Within 10 days of receipt of any such notice, the Escrow Agent shall endorse the stock powers and deliver the certificates as directed in the notification.

      In the event that the Escrow Agent does not receive a notification from MSI as provided her ein within two years of the date hereof, the Escrow Agent shall deliver the certificate for the MSI Shares to Frank E. Brown and Eunice Brown, with stock power attached, and shall deliver the certificate for the MSPR Shares to MSI, with stock power attached, unless at that time there is an order from a court of competent jurisdiction enjoining such delivery or there are other written instructions by all of the Parties.

      In discharging the Escrow Agent's duties hereunder, the Escrow Agent may rely upon and shall be protected in acting upon any written notice, certificate, waiver, consent or other instrument or document which the Escrow Agent believes to be genuine; the Escrow Agent shall not be required to verify any statement or information contained therein and all such statements and information shall, as to the Escrow Agent, be conclusively presumed to be complete and accurate in all respects. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted in good faith, except that the Escrow Agent shall be liable for the Escrow Agent's own willful misconduct. The Escrow Agent may consult with and obtain legal advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be protected in acting in accordance with the opinion of such counsel. The Escrow Agent shall have the right to seek instructions from a court of competent jurisdiction if the Escrow Agent deems such course to be appropriate. The Escrow Agent shall be entitled to reasonable compensation for the Escrow Agent's services hereunder and reimbursement for any out-of-pocket expenses incurred in connection with its duties hereunder, such compensation and reimbursement to be paid equally by MSI and MSPR.

      3. Designation of Escrow Agent. The Parties hereto agree that Mark S. Butterfield shall serve as the Escrow Agent under this Agreement. In the event of Mark S. Butterfield's inability or unwillingness to serve, MSI shall select an attorney licensed to practice in the State of Vermont who does not at the time represent MSI, TSI, Brown or Jon Goodrich to serve as Mark S. Butterfield's successor.

      4. Notices. Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be considered given when (a) delivered personally, or (b) mailed by registered or certified mail, return receipt requested and (c) transmitted by telecopy to the Parties at the addresses indicated below or at such other address as a Party may specify by notice to the others pursuant hereto. Notice given by a Party's counsel shall be considered notice given by that Party.

      If to MSI, to it at:

            Mace Security International Incorporated
            160 Benmont Avenue
            Bennington, Vermont 05201
            Fax: (802) 442-3823

      With a copy to:

            Smith McCullough, P.C.
            4643 South Ulster Street, Suite 900
            Denver, Colorado 80237
            Fax: (303) 221-6001

      If to TSI, Frank E. Brown or Eunice Brown, to them at:

            8708 Otis Drive
            Arvada, Colorado 80002

      With a copy to:

            Baum & Gustafson, P.C.
            1321 Bannock Street
            Denver, Colorado 80204
            Fax: (303) 825-1160

      If to the Escrow Agent, to the Escrow Agent at:

            P.O. Box 882
            Rutland, Vermont 05702

      5. Amendments. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto and without written notice to the Escrow Agent. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

      6. Successors. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

      7. Captions. Captions and headings of this Agreement are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont, without giving effect to the conflicts or choice of law provisions of Vermont or any other jurisdiction.

            a. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

            b. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Bennington, Vermont, or such other location as the Parties may agree, in accordance with the commercial rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each Party shall pay his or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the Parties.

      IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of this date first written above.

                           MACE SECURITY INTERNATIONAL, INC.


                           By: /s/ Jon E. Goodrich
                               ----------------------------
                               Jon Goodrich, President

                           MSP RETAIL, INC.


                           By: /s/ Jon E. Goodrich
                               ----------------------------
                               Jon Goodrich, Chairman

                           TODAYS SECURITY, INC.


                           By: /s/ Frank E Brown
                               ----------------------------
                               Frank E. Brown


                           /s/ Frank E Brown
                           --------------------------------
                           Frank E. Brown, Individually


                           /s/ Eunice Brown
                           --------------------------------
                           Eunice Brown, Individually


                           /s/ Mark S Butterfield
                           --------------------------------
                           Mark S. Butterfield

                                                                       EXHIBIT F

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT made this 10th day of September, 1997, by and between MSP RETAIL, INC. (hereinafter "MSPR") and FRANK E. BROWN (hereinafter the "Employee").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Term and Job Description. MSPR will employ the Employee for a two year period beginning on the date hereof to oversee the management for MSPR of two existing stores, to assist in the development of a franchise program for MSPR, its parent or its affiliates, and to perform such other tasks as MSPR deems in the best interest of MSPR. All related materials, whether tangible or intellectual property, developed by the Employee during the term of the employment are solely for the benefit of MSPR and shall be the sole exclusive property of MSPR.

      2. Conditions. The Employee agrees to adhere to the policies of MSPR as established from time to time by the board of directors of MSPR and to devote his time, attention and energy during normal business hours to the business of MSPR. He shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of MSPR; provided, however, that this paragraph shall not be construed to prevent the Employee from personally and for his own account from trading in stocks, bonds, securities, real estate, commodities or other forms of investment for his own account and for his own benefit.

      3. Compensation. For all services rendered by the Employee under this Agreement, MSPR shall pay and the Employee agrees to accept the following:

            a. The Employee shall be paid at a rate (unless otherwise agreed to in writing by the Employee and MSPR) of $1,500 per week, payable in bi-weekly installments. All payments shall be subject to withholding, deductions for all applicable state and federal taxes and deductions specified by Employee.

            b. The Employee shall be entitled to receive any benefits which may accrue or be paid to or with respect to the Employee under any employment benefit plan; any group medical, hospitalization or insurance plan or other plan for all employees of MSPR; including, but not limited to, any employee retirement plan sponsored by MSPR pursuant to Section 401 of the Internal Revenue Code of 1986, as currently enacted and as amended in the future; provided, however, that participation and the extent and manner of the Employee's participation in any and all such benefit plans shall be subject to the sole discretion of the Board of Directors of MSPR and the Employee's qualification therefor.

            c. MSPR shall pay all reasonable out-of-pocket expenses incurred by the Employee while on business for MSPR provided that same be approved in writing in advance by MSPR.

            d. MSPR may, but need not, offer the Employee shares or options to purchase shares in Mace Security International, Inc. ("MSI") on such terms and conditions and at such times as MSI's board of directors shall in its sole discretion deem appropriate.

            e. If five franchises are established pursuant to such franchise program as the Employee shall develop and MSI shall implement, during the Employee's employment under this Employment Agreement, then within thirty
      (30) days of the establishment of the fifth such franchise, the terms and conditions of this Employment Agreement shall be revised and amended as MSPR and Employee may agree in writing. If within said thirty (30) day period the parties do not agree to amend or revise this Employment Agreement, the Employment Agreement will continue until its natural expiration, in force and effect as it existed on the day prior to the establishment of said fifth franchise.

      4. Termination.

            a. This agreement and the employment may be terminated upon the mutual agreement of MSPR and the Employee or by MSPR if Todays Security, Inc. ("TSI") or Employee breach any of TSI's or Employee's warranties to MSPR or MSI set forth in that certain Asset Purchase Agreement dated September 10, 1997, whereby MSPR has acquired all of the assets of TSI.

            b. This agreement and the employment shall automatically terminate without notice:

                  (1) Upon the death of the Employee;

                  (2) If Employee fails or refuses to faithfully and diligently perform the duties of his employment and provisions of this Agreement for whatever reason;

                  (3) Upon the exercise of either the Put or the Call as set forth in Paragraph 6 of the Asset Purchase Agreement entered into between MSI, TSI, MSPR and Employee dated September 10, 1997.

                  (4) Upon the commission of gross misconduct by the Employee;
            or

                  (5) On September 10, 1999, except that MSPR may terminate this agreement and the employment at any time prior to September 10, 1999, for no cause, provided that, in the event of such termination MSPR shall continue to pay the Employee the compensation set forth in Paragraph 3(a) hereof until September 10, 1999.

                  (6) If the Asset Purchase Agreement dated September 10, 1997, terminates pursuant to Paragraph 14(a)(3) thereof.

      5. Notices. Any notice or other communication to be given by any party hereunder shall be in writing and shall be deemed to have been given when sent by express, registered or certified mail, return receipt requested, postage prepaid, addressed and sent by facsimile as follows:

      If to MSPR, to it at:

            MSP Retail, Inc.
            10255 East 25th Avenue, Unit 9
            Aurora, Colorado 80010
            Fax: (303) 367-5833

      With copy to:

            Smith McCullough, P.C.
            4643 South Ulster Street, Suite 900
            Denver, Colorado 80237
            Fax: (303) 221-6001

      If to the Employee, to him at:

            Frank E. Brown
            8708 Otis Drive
            Arvada, Colorado 80002

      With a copy to:

            Baum & Gustafson, P.C.
            1321 Bannock Street
            Denver, Colorado 80204
            Fax: (303) 825-1160

      6. Miscellaneous.

            a. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

            b. Failure of MSPR to act upon any breach of any of the provisions of this Agreement shall not constitute a waiver of the rights of MSPR to act upon any other or future breach. Any and all rights and remedies created for MSPR shall be cumulative and the resort to one remedy shall not be taken to exclude the right to use any other.

            c. This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

            d. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, without giving effect to the conflicts or choice of laws provisions of Colorado or any other jurisdiction.

            e. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors, assigns and legal representatives of the parties hereto.

      7. Severability. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      8. Scope. If this Agreement or any portion thereof shall be held by any court having jurisdiction thereof to be unenforceable because it is too broad in scope or for any other reason, then this Agreement or the respective provision thereof shall be deemed limited in scope to the extent that such court deems necessary to make it enforceable.

      9. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Denver, Colorado or such other location as the parties may agree, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay his or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the parties.

                              MSP RETAIL, INC.


   /s/ Howard Edelman         By: /s/ Jon E. Goodrich
------------------------         -----------------------------------
Witness                          Jon Goodrich, Chairman


   /s/ Howard Edelman         By: /s/ Frank E Brown
------------------------         -----------------------------------
Witness                          Frank E. Brown, Individually

                                                                       EXHIBIT G

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

      THIS CONFIDENTIALITY AND NON-COMPETE AGREEMENT ("Agreement") made this 10th day of September, 1997, between MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with a principal place of business in Bennington, Vermont (hereinafter "MSI"), MSP RETAIL, INC., a Colorado corporation and a wholly-owned subsidiary of MSI with a principal place of business in Aurora, Colorado ("MSPR"), TODAYS SECURITY, INC., a Colorado corporation with a principal place of business in Arvada, Colorado ("TSI"), and FRANK E. BROWN AND EUNICE BROWN (collectively "Brown").

                              PRELIMINARY STATEMENT

      WHEREAS, MSI is engaged in the business of manufacturing, developing, marketing and selling products, and MSPR is engaged in the business of marketing and selling products, in the personal security industry and police security industry;

      WHEREAS, MSPR is a wholly-owned subsidiary of MSI;

      WHEREAS, TSI is engaged in the business of marketing and selling products in the personal security industry and police security industry;

      WHEREAS, Frank E. Brown is the President of TSI and all of the outstanding stock of TSI is owned by Brown;

      WHEREAS, TSI has conveyed all of its assets related to its two stores located at the Westminster Mall Shopping Center in Westminster, Colorado, and at the Southwest Plaza Mall in Littleton, Colorado, to MSPR as set forth in an Asset Purchase Agreement dated September 10, 1997;

      WHEREAS, Frank E. Brown is to be an employee of MSPR pursuant to an employment agreement dated September 10, 1997; and

      WHEREAS, MSI's and MSPR's transaction of business involves the collection and usage of confidential data as hereinafter defined, the unauthorized disclosure of which may result in harm to MSI and MSPR.

      NOW, THEREFORE, in consideration of Frank E. Brown's employment, the purchase of certain assets from TSI by MSPR and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Brown, TSI, MSI and MSPR hereby agree as follows:

      1. "Confidential Data" is any and all trade secrets and information (a) not generally known by persons who are not employed by MSI or MSPR, or (b) which give MSI or MSPR an advantage over competitors who do not know or use it, or (c) disclosed to Brown in confidence by MSI or MSPR, its agents or employees, or by MSI's or MSPR's customers or suppliers. Confidential Data shall mean all information relating to MSI's or MSPR's businesses that is provided either in writing or orally to Brown, or otherwise communicated to or obtained by Brown, including, without limitation, financial, marketing, technical information, all information pertaining to MSI's or MSPR's proprietary mailing lists, all information concerning services provided to customers, information concerning contracts with customers, vendors and suppliers, all information concerning the pricing and marketing strategies of MSI or MSPR and any and all information of whatsoever nature and in whatsoever form which does or may give MSI or MSPR an advantage over its competitors who do not then have such information. Excluded from the foregoing definition of Confidential Data is:

            a. Information in the public domain at the time of disclosure as evidenced by printed publication, or which becomes part of the public domain by a publication or otherwise through no fault of the recipient;

            b. Information which the recipient can demonstrate was in his possession at the time of disclosure; and

            c. Information properly disclosed on a non-confidential basis by a third party after the disclosure covered hereby.

      2. During the term of Frank E. Brown's employment with MSI and MSPR, neither Brown nor TSI shall directly or indirectly disclose to any person, firm, corporation or any other entity without written authorization from the Boards of Directors of MSI and MSPR any confidential data unless such disclosure is in furtherance of MSI's or MSPR's business or is required by law.

      3. Upon termination of Frank E. Brown's employment with MSPR for any reason, Brown will immediately surrender to MSI all books, records, documents and other writings and all computer disks and other recordings which may contain confidential data.

      4. During the term of Frank E. Brown's employment with MSPR and after termination of employment for any reason, Brown and TSI shall not directly or indirectly use, without written authorization from the Boards of Directors of MSI and MSPR, any confidential data unless such use is in furtherance of MSI's or MSPR's business or is required by law.

      5. a. For a period of one year from the date of Frank E. Brown's termination of employment with MSPR by MSPR for Frank E. Brown failing or refusing to faithfully and diligently perform the duties of his employment or as a result of the gross misconduct of Frank E. Brown or for a period of one year from the date of Frank E. Brown's termination of employment with MSPR as a result of the resignation of Frank E. Brown for any reason other than as a result of a change in Frank E. Brown's duties of managing MSPR's two stores existing on the date hereof and of assisting in the development of a franchise program for MSPR, MSI or their affiliates, as a result of MSPR requiring Frank E. Brown to relocate his residence out of Adams, Arapahoe, Boulder, Denver, Douglas or Jefferson County, Colorado, or as a result of MSPR reducing Frank E. Brown's salary below $78,000 per annum, Brown and TSI shall not directly or indirectly, individually or in combination with others as employee, partner, agent, corporate officer, corporate shareholder or otherwise in any manner be engaged or personally interested in developing or carrying out a business substantially similar to, or which competes with the business activities conducted by MSI and MSPR or any of their subsidiaries, or franchisees, particularly such business activities which involve:

                  (1) MSI and MSPR and past customers and suppliers of MSI and
            MSPR, or their subsidiaries, which are engaged in activities identical, similar to or which compete with the business activities conducted by MSI and MSPR.

                  (2) Past and present customers and suppliers of MSI and MSPR, their franchisees or their subsidiaries.

                  (3) Prospective customers to whom MSI and MSPR, or their
            subsidiaries, have directly marketed or are presently marketing their services or products.

            b. If all of the MSPR stock is transferred, issued or assigned to TSI or Brown in accordance with the aforementioned Asset Purchase Agreement, Brown may directly or indirectly, individually or in combination with others as employee, partner, agent, corporate officer, corporate shareholder or otherwise in any manner be engaged or personally interested in those operations of MSPR conducted on the day prior to the date of such stock transfer, without regard to the provisions of Paragraphs 5(a)(1), 5(a)(2) and 5(a)(3) insofar as they relate solely to MSPR. Each and every provision of Paragraph 5(a) shall otherwise continue to apply to Brown.

      6. In the event of any breach of this Agreement by Brown or TSI, MSI and MSPR shall be entitled to injunctive relief in addition to all other legal remedies to enforce the provisions hereof.

      7. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them.

      8. Failure of MSI or MSPR to act upon any breach of any of the provisions of this Agreement shall not constitute a waiver of the rights of MSI or MSPR to act upon any other or future breach. Any and all rights and remedies created for MSI or MSPR shall be cumulative and the resort to one remedy shall not be taken to exclude the right to use any other.

      9. This Agreement may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

      10. This Agreement shall be governed and construed in accordance with the laws of the State of Vermont without giving effect to the conflicts or choice of laws provisions of Vermont or any other jurisdiction.

      11. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, successors, assigns and legal representatives of the parties hereto.

      12. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

      13. If this Agreement or any portion thereof shall be held by any court having jurisdic tion thereof to be unenforceable because it is too broad in scope or for any other reason, then this Agreement or the respective provision thereof shall be deemed to be limited in scope to the extent that such court deems necessary to make it enforceable.

      14. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Bennington, Vermont or such other location as the parties may agree, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall pay his, her or its own costs in connection with the arbitration. The expenses of the arbitration itself shall be borne equally by the parties.

      15. Frank E. Brown acknowledges receipt of a copy of this Agreement and agrees to deliver a copy to each employer for whom Frank E. Brown may work at any time within one year after the termination of his employment with MSPR and hereby consents to MSI and MSPR corresponding with such employer concerning the existence and terms of this Agreement.

      IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first written above.

                           MACE SECURITY INTERNATIONAL, INC.


                           By: /s/ Jon E. Goodrich
                               ----------------------------
                               Jon Goodrich, President

                           MSP RETAIL, INC.


                           By: /s/ Jon E. Goodrich
                               ----------------------------
                               Jon Goodrich, Chairman


                           TODAYS SECURITY, INC.


                           By: /s/ Frank E Brown
                               ----------------------------
                               Frank E. Brown


                               /s/ Frank E Brown
                               ----------------------------
                               Frank E. Brown, Individually


                               /s/ Eunice Brown
                               ----------------------------
                               Eunice Brown, Individually